EXHIBIT 10.2(ii)

GEORGIA-PACIFIC CORPORATION

SUPPLEMENTAL RETIREMENT PLAN

FOR ELIGIBLE EXECUTIVES

(Amended and Restated Effective as of January 1, 2002)

§ 1

PURPOSE

The purpose of this Plan is to provide a benefit to, or on behalf of, each Participant (other than an Officer) whose benefit under Section 3.2 of the Salaried Pension Plan is limited because his or her Compensation exceeds the amount of compensation that can be taken into account under Section 401(a)(17) of the Code or because of his or her deferrals under the Georgia-Pacific Corporation Deferred Compensation Plan. This Plan hereby incorporates by reference the relevant provisions of the Salaried Pension Plan.

§ 2

DEFINITIONS

2.1. General Definitions. All of the terms in this Plan which begin with a capital letter shall have the same meaning as those terms as defined in the Salaried Pension Plan except as set forth in § 2.2.

2.2. Special Definitions.

(a)	Base Annual Salary. The term “Base Annual Salary” shall mean an Employee’s base annual salary.

(b)	Beneficiary. The term “Beneficiary” shall mean the person or persons who are designated as such by a Participant in accordance with the terms of this Plan or who are designated as such pursuant to the terms of a Prior Plan.

(c)	Eligible Employee. The term “Eligible Employee” shall mean an Employee (1) who has a right to receive credits under § 3.2 of the Salaried Pension Plan, (2) who either (i) has a combined Base Annual Salary and target bonus (determined as of October 1 of a given year) which equals or exceeds the compensation limit under Code section 401(a)(17), or (ii) who timely makes an election to defer a portion of his or her Base Annual Salary and/or bonus under the Georgia-Pacific Corporation Deferred Compensation Plan, and (3) who is not an Officer.

(d)	Officer. The term “Officer” shall mean an officer of the Company who is eligible to participate under an Officer Retirement Agreement between the Officer and the Company.

(e)	Participant. The term “Participant” shall mean an Employee who (1) was a participant in the Plan on December 31, 2001 and who has a Supplemental Personal Account, (2) is described in § 3, (3) is an Officer or Transferred Employee described in § 4.1(c), or (4) is a Transferred Retiree described in § 4.1(d).

(f)	Plan. The term “Plan” shall mean this Georgia-Pacific Corporation Supplemental Retirement Plan for Eligible Executives as in effect on January 1, 2002 and as thereafter amended from time to time by the Company.

(g)	Prior Plan. The term “Prior Plan” shall mean any nonqualified supplemental plan or agreement all or a portion of the assets of which are transferred to this Plan and which is designated as a Prior Plan in Appendix A to this Plan.

(h)	Salaried Pension Plan. The term “Salaried Pension Plan” shall mean the Georgia-Pacific Corporation Salaried Pension Plan as amended and restated effective January 1, 2000 and as thereafter amended from time to time.

(i)	Supplemental Personal Account. The term “Supplemental Personal Account” shall mean the bookkeeping account established by the Company with respect to which the credits called for under § 4 shall be made for each Participant under the terms of this Plan.

(j)	Transferred Employee. The term “Transferred Employee” shall mean those individuals who had an accrued benefit under a Prior Plan which has been transferred to this Plan and who are listed on Appendix B hereof.

(k)	Transferred Retiree. The term “Transferred Retiree” shall mean those individuals who had an accrued benefit under a Prior Plan which has been transferred to this Plan and who are listed on Appendix C hereof.

§ 3

PARTICIPATION

Except as provided in §§ 4.1(b), (c) and (d), an Employee shall become a Participant in this Plan as of the January 1 coincident with or next following the date he or she satisfies the requirements to be an Eligible Employee. Each Participant shall remain a Participant until his or her Supplemental Personal Account is either forfeited or distributed in accordance with the terms of this Plan.

§ 4

SUPPLEMENTAL PERSONAL ACCOUNTS

4.1. Supplemental Personal Account.

(a) Except as otherwise provided in this § 4.1, the Company shall establish a Supplemental Personal Account for each Participant as of the first date that § 4.2 calls for a credit to such account, and the Company shall continue to maintain such Supplemental Personal Account until the Participant either forfeits his or her right to any credits to such account under the terms of this Plan or such credits are distributed to, or on behalf of, such Participant under the terms of this Plan.

(b) Each Eligible Employee who had an accrued benefit under a Prior Plan which has been transferred to this Plan shall become a Participant as of the Transfer Date set forth on Appendix A and shall have credits in his Supplemental Personal Account equal to the present value of his accrued benefit under such Prior Plan as of the day immediately preceding such transfer. The present value of Prior Plan benefits shall be determined by the Plan’s actuary using the actuarial assumptions set forth in the Salaried Pension Plan effective on the date of the transfer.

(c) Each Officer and Transferred Employee who had an accrued benefit under a Prior Plan which has been transferred to this Plan shall become a Participant as of the Transfer Date set forth on Appendix A and shall have credits in his Supplemental Personal Account equal to the present value of his accrued benefit under such plan as of the day immediately preceding such transfer. The present value of such benefits shall be determined by the Plan’s actuary using the actuarial assumptions set forth in the Salaried Pension Plan effective on the date of transfer. Notwithstanding anything in this Plan to the contrary, the Supplemental Personal Account for (i) each Officer and (ii) each Transferred Employee who is not an Eligible Employee shall be credited with Periodic Adjustments in accordance with Section 4.3 until his or her termination of employment, but in no event shall such Supplemental Personal Account be credited with Benefit Credits under Section 4.2. Each Transferred Employee who is or who becomes an Eligible Employee shall receive Benefit Credits and Periodic Adjustments in accordance with Section 4.2 and Section 4.3 respectively.

(d) Each Transferred Retiree who had an accrued benefit under a Prior Plan which has been transferred to this Plan shall become a Participant as of the Transfer Date set forth on Appendix A and shall have credits in his Supplemental Personal Account equal to the present value of his accrued benefit under such plan as of the day immediately preceding such transfer. The present value of such benefits shall be determined by the Plan’s actuary using the actuarial assumptions set forth in the Salaried Pension Plan effective on the date of transfer. Notwithstanding anything in this Plan to the contrary, the Supplemental Personal Account for each such Transferred Retiree shall not be credited with Periodic Adjustments pursuant to Section 4.3 or Benefit Credits pursuant to Section 4.2.

4.2. Benefit Credits. The Company shall credit to each Supplemental Personal Account the excess, if any, of (1) the credits which would have been made to the Participant’s Personal Account in accordance with § 3.2 of the Salaried Pension Plan if Compensation thereunder included (i) any deferral election made by the Employee under the Georgia-Pacific Corporation Deferred Compensation Plan and (ii) compensation in excess of the compensation cap under Code § 401(a)(17), and (2) the credits actually made to his or her Personal Account under § 3.2 of the Salaried Pension Plan. Such credits shall be made at the same time and in the same manner as credits actually made to the Participant’s Personal Account under the Salaried Pension Plan. However, no such credits shall be made (i) for any payroll period following the payroll period in which an Employee becomes an Officer, (ii) for any Transferred Employee who is not an Eligible Employee, (iii) for any Transferred Retiree, or (iv) after the date an Employee’s credits under § 3.2 of the Salaried Pension Plan stop.

4.3. Periodic Adjustments. Except with respect to Transferred Retirees, the Company shall make a periodic adjustment to each Supplemental Personal Account at the same time, in the same manner, and at the same Periodic Adjustment Percentage that the Company makes such an adjustment for each Personal Account under § 3.5 of the Salaried Pension Plan.

§ 5

VESTING

A Participant’s interest in his or her Supplemental Personal Account shall become nonforfeitable on the same date that his or her Personal Account becomes nonforfeitable under the Salaried Pension Plan unless his or her employment as an Employee terminates before such date. If a Participant’s employment as an Employee terminates before the date the Participant’s interest in his or her Personal Account becomes nonforfeitable, the Participant shall permanently forfeit his or her entire interest in his or her Supplemental Personal Account upon such termination of employment even if his or her interest in his or her Personal Account subsequently is restored and becomes nonforfeitable as a result of his or her reemployment as an Employee.

§ 6

PAYMENT OF BENEFITS

6.1. Amount and Form of Benefit. A Participant’s benefit under this Plan shall equal his nonforfeitable interest in his or her Supplemental Personal Account, and the Company shall pay such account in cash in a lump sum (subject to applicable tax withholdings) to, or on behalf of, a Participant as soon as administratively practicable after his or her Severance Date. A Participant shall not be entitled to defer receipt of all or any portion of such benefit. If a Participant dies before the date such payment actually is made, the Company shall (subject to § 6.2) make such payment to the Participant’s Beneficiary. Notwithstanding anything in this Plan to the contrary, with respect to Transferred Retirees, the Company shall pay his or her Supplemental Personal Account in the form of benefit set forth beside his or her respective name on Appendix C.

6.2. Beneficiary. A Participant shall have the right to designate one, or more than one, person as his or her primary Beneficiary and one, or more than one, person as his or her secondary Beneficiary on the form provided for this purpose by the Company, and any such designation shall be effective when such designation is properly made on such form and such form is delivered to the Company. The Participant thereafter shall have the right to revoke a Beneficiary designation, and any such revocation shall be effective when the revocation is properly made on the form provided for this purpose and such form is delivered to the Company. If a Participant dies before he or she designates a Beneficiary or dies before such a designation is effective, his or her Surviving Spouse shall be his or her Beneficiary if the Participant has a Surviving Spouse or, if there is no Surviving Spouse, the Participant’s Beneficiary shall be the Participant’s estate. Finally, if the Company cannot locate a Participant’s Beneficiary for any reason within the six month period immediately following the Participant’s death, the Participant’s estate shall become the Participant’s Beneficiary at the end of such six month period.

§ 7

MISCELLANEOUS

7.1. Administration. The Company shall administer this Plan and shall have the power to make any and all decisions as the Company deems necessary or appropriate to administer and interpret and otherwise effect the terms and conditions of this Plan in accordance with the Company’s intent in adopting this Plan.

7.2. No Liability. No Participant or Beneficiary shall have the right to look to, or shall have any claim whatsoever against, any officer, director, employee or agent of the Company or any Affiliate with respect to the establishment of a Supplemental Personal Account, any credits under this Plan to such an account or the distribution of such an account to a Participant or, in the event of his or her death, to his or her Beneficiary.

7.3. No Assignment. No Participant or Beneficiary shall have the right to alienate, assign, commute or otherwise encumber a Supplemental Personal Account for any purpose whatsoever, and any attempt to do so shall be disregarded completely by the Company as null and void.

7.4. Source of Benefits. Any payment made under this Plan to, or on behalf of, a Participant shall be made from the Company’s general assets or, at the Company’s discretion, from a rabbi trust, and any claim by a Participant or a Beneficiary against the Company for any payment under this Plan shall be the same as a claim by any general and unsecured creditor of the Company.

7.5. No Contract of Employment. An Eligible Employee’s participation in this Plan shall not constitute a contract of employment for any particular term or for any particular rate of compensation, and participation in this Plan shall have no bearing whatsoever on the terms and conditions of an Eligible Employee’s employment or the Company’s right (or an Affiliate’s right) to terminate his or her employment at any time with or without good reason.

7.6. Construction. This Plan shall be construed in accordance with the laws of the State of Georgia except to the extent that such state laws are preempted by ERISA. Headings and subheadings in this Plan have been added only for convenience of reference and shall have no substantive effect whatsoever in interpreting this Plan. Finally, all references to the singular shall include the plural and all references to the plural shall include the singular.

7.7. Company Action. The Company under this Plan shall act through any individual who can exercise any power granted to the Company under the terms of the Salaried Pension Plan.

7.8. Amendment or Termination. The Company shall have the right from time to time and at any time to amend this Plan with or without notice to Participants or to terminate this Plan at any time; provided, however, the Company (1) shall have no right to amend this Plan to retroactively reduce the credits made to a Participant’s Supplemental Personal Account and (2) shall have no right to terminate this Plan without fully vesting each Supplemental Personal Account and paying the balance credited to each such Supplemental Personal Account as of the date of such termination to each Participant (or Beneficiary) in a lump sum as soon as practicable after such termination. Finally, the Company immediately shall terminate this Plan if this Plan fails to satisfy the requirements under ERISA § 401(a)(1) for a plan which is unfunded and which is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

IN WITNESS WHEREOF, Georgia-Pacific Corporation has adopted and executed this Plan this 29th day of August, 2002.

GEORGIA-PACIFIC CORPORATION

By:	/s/ Patricia A. Barnard
Executive Vice President—Human Resources

APPENDIX A

PRIOR PLANS

Prior Plan	Transfer Date
Unisource Supplemental Retirement Plan	April 1, 2001

Fort James Corporation Supplemental Benefit Plan	October 1, 2001

APPENDIX B

TRANSFERRED EMPLOYEES

Cavanaugh, Richard J.

Elliott Jr., Roy V.

Fulmer, Richard K.

Mazzella, Silvio

Mulkern, John J.

Purple, Thomas C.

Smallwood, Donald R.

Alex, Chris P.

Barton, Glenn P.

Boling, James R.

Clubb, Vincent D.

Cooke, James G.

Elliott Jr, Roy V.

Freeman, Jane F.

Graves, Michael J.

Griffin III, Robert J.

Hewitt, Harvey A.

Hively, Gary W.

Holland, Stephen A.

Howell, David E.

Kirk, Bradley W.

Kuether, Richard W.

LaFayette, Darryl A.

Leblanc, Keith J.

Loveland, Keven J.

Mazo, Michael J.

McEwen, Brad A.

Miele, Gregory L.

Moyer, Ronald H.

Nash, Michael J.

O’Brien, Richard T.

Prickette, Thomas W.

Radomicki, Raymond J.

Ransone, John R.

Ratcliff, Steven R.

Robinson, Stephen J.

Schryer, Howard

Skulborstad, Jay

Stine, Robert C.

Stone, James W.

Yorio, Joseph M.

APPENDIX B (Continued)

TRANSFERRED EMPLOYEES

Armstrong, Eric L

Bailey, Cynthia

Bake, Daniel G

Beach, Stephen D

Byrnes, Patrick

Clark, J R

Coates, Charles

Connolly, Aidan

Curran, John F

Decesare, Cather

Estes, John S

Evers, Patrice A

Fay, Richard R

Feeney, Michael

Fehlen, Robert G

Flohr, Frederick

Fowler, Thomas G

Gaeta, Anthony F

Grant, Wayne

Griffith, John W

Harford, Richard

Haskett, Gary H

Hathaway, Charle

Heetland, Craig S

Hollenberg, David H

Janda, Bruce W

Jepsen, William

Jordan, James R

Justice, Thomas A

Kasler, Thomas D

Kennedy, Theodor

Kunkel, Muriel F

Landau, David M

Mchugh, Patrick

Mendola, Peter J

Meyers, Karl L

Miller, Joseph H

Newell, Henry C

Paulson, David P

Radford, Gilbert

Robinette, David

APPENDIX B (CONTINUED)

TRANSFERRED EMPLOYEES

Rochford, James

Rodgers, Michael D

Sawyer, C D

Schneider, Mark

Schoen, Robert H

Sleeper, William

Smedley, Henry

Stephenson, John

Stinchfield, Alan E

Strawn, Chris A

Swiderski, Thoma

Tarulli, Gari R

Van Vleet, Alan

Watson, William

Webb, Douglas Y

Yardley, Craig D

APPENDIX C

TRANSFERRED RETIREES

Name	Form of Benefit
Bauer, William	Life Annuity
Baumgardner, Robert	Joint and 50% Survivor Annuity
Blatner, Ernest J.	Life Annuity
Buckley, Martha F.	Joint and 100% Survivor Annuity
Burton, Richard G.	Life Annuity
Christensen, Niel	Joint and 50% Survivor Annuity
Fiehrer, Ronald	Joint and 100% Survivor Annuity
Fox, Lawrence D.	Life Annuity
Gardner, Ward B.	Joint and 50% Survivor Annuity
Houlihan, Francis	Joint and 100% Survivor Annuity
Jarvis, Burrell G.	Joint and 100% Survivor Annuity
Klein, William F.	Joint and 100% Survivor Annuity
Madigan Sr., Richard J.	Joint and 100% Survivor Annuity
McGowan, Paul A.	Joint and 100% Survivor Annuity
McKee III, Robert	10 Year Certain
Moulton, Hugh	Joint and 100% Survivor Annuity
Mundt, Ray	Joint and 50% Survivor Annuity
Muthe, John A.	Joint and 100% Survivor Annuity
O’Rourke, B. Patrick	Joint and 50% Survivor Annuity
Owen, Ronald K.	Joint and 100% Survivor Annuity
Peterson, Raymond A.	Joint and 50% Survivor Annuity
Seeger, Walter A.	Joint and 75% Survivor Annuity
Swearingen, James J.	Joint and 100% Survivor Annuity
Williams, L. Bruce	Life Annuity
Wolf, Joseph F.	Joint and 50% Survivor Annuity